EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Jessica Greer

(434) 336-7737

investorrelations@endi-inc.com

Enterprise Diversified, Inc. Announces 2021 Financial Results

Richmond, VA—March 28, 2022—Enterprise Diversified, Inc. (OTCQB: SYTE) (“ENDI” or the “Company”) announced its financial results for the year ending December 31, 2021, in connection with filing its annual report on Form 10-K with the Securities and Exchange Commission.

A summary of our annual results for the Company’s reportable segments can be found below. Our full report on the Form 10-K filing can be found at enterprisediversified.com.

Year Ended December 31, 2021	Asset Management	Real Estate	Internet	Other	Consolidated

Revenues	$4,650,298	$356,560	$895,385	$—	$5,902,243
Cost of revenue	—	248,424	270,627	—	519,051
Operating expenses	424,596	39,185	212,217	2,148,641	2,824,639
Other income (expense)	—	755,333	21,687	(146,692)	630,328
Income tax expense	—	—	—	(366,532)	(366,532)
Income (loss) from continuing operations	4,225,702	824,284	434,228	(2,661,865)	2,822,349
Goodwill	—	—	212,445	—	212,445
Identifiable assets	$4,174,175	$44,744	$428,666	$13,293,173	$17,940,758

Asset Management Operations

Willow Oak Asset Management is the Company’s primary focus. Seeking permanent partnerships with alternative investment managers executing unique investment strategies, Willow Oak is entitled to revenue shares of management and performance fees earned by our affiliated firms in exchange for operational support through Willow Oak’s Fund Management Services (FMS).

In 2021, Willow Oak’s direct investment in Alluvial Fund was the primary driver of gains within the segment, with additional revenue generated by fee-share arrangements with affiliated funds on the Willow Oak platform and fees earned from Willow Oak’s FMS. A summary of revenue earned through the asset management operations segment for the years ended December 31, 2021, and 2020, is included below.

Asset Management Operations Revenue	Year Ended December 31, 2021
Unrealized gains on investment activity	$4,178,870
Performance fee revenue	308,466
Management fee revenue	78,504
Fund management services revenue	84,458
Total revenue	$4,650,298

Enterprise Diversified’s executive chairman, Steven Kiel, commented, “We are proud of the unique investment opportunities Willow Oak offers to qualified investors through our affiliated firms, as well as the robust operational support our Fund Management Services provides our partners. The growth and strength of both our company and our affiliated firms remains our long-term focus. To this end, Willow Oak is delighted to once again host an investment panel discussion featuring our affiliated managers in Omaha, Nebraska, on April 30, after the Berkshire Hathaway annual meeting. For details and to register for the event visit bit.ly/wo2022event.”

About Enterprise Diversified, Inc.

Enterprise Diversified, Inc. is primarily focused on partnering with alternative asset managers. Additionally, the company holds an interest in companies associated with internet access. Copies of Enterprise Diversified’s press releases and additional information about the company are available at enterprisediversified.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.